GERALD R. PERLSTEIN

                           CERTIFIED PUBLIC ACCOUNTANT

                      1260 S. BEVERLY GLEN BLVD., SUITE 106

                              LOS ANGELES, CA 90024

                            TELEPHONE (310) 275-4650

                               FAX (310) 275-4611


Board  of  Directors
The  Vermont  Witch  Hazel  Company
Toluca  Lake,  California

As the independent certified public accountant I consent to the use of my report, dated September 29, 2000, of the financial statements of the Vermont Witch Hazel Company for the years ended July 31, 2000 1999 and1998 and to the reference of my firm under the caption "Experts", to be included in or made part of this Form SB-2 registration statement.


     /s_____________________
     Gerald  R.  Perlstein
     Los  Angeles,  California
     October 2,  2000